EXHIBIT 99

Section 2: EX-99 (PRESS RELEASE)

FOR RELEASE 9:30 a.m. May 9, 2005

BOTETOURT BANKSHARES, Inc.

19747 Main Street

Buchanan, Virginia 24066

For Further Information Contact:

Michelle A. Alexander, Chief Financial Officer

(540) 591-5013

BOTETOURT BANKSHARES, INC ANNOUNCES RECORD EARNINGS

BUCHANAN, VIRGINIA. May 9, 2005 — Buchanan-based Botetourt Bankshares, Inc. announced today its consolidated financial results for the quarter ending March 31, 2005. Net income for the first quarter amounted to $751,082 which is the highest quarterly income in the history of the company. This amount compares to $583,820 for the same period last year, representing an increase of $167,262 or 28.64%. Both basic and diluted earnings per share increased $0.14 from $0.47 at March 31, 2004 to $0.61 at March 31, 2005.

At March 31, 2005 total assets amounted to $216,153,290, total deposits were $193,588,644, total loans stood at $170,718,050 and total shareholders’ equity was $19,956,210.

H. Watts Steger, Chairman and Chief Executive Officer of Botetourt Bankshares, Inc., stated “We are pleased to report record quarterly earnings for our company. The company’s ongoing performance is gratifying after posting the highest record earnings in the history of the organization during 2004. The positive earnings trend for 2005 is reflective of continued strong loan demand, a higher net interest margin, an increase in non-interest income, and lower provision for loan and lease losses.”

Botetourt Bankshares, Inc. is the holding company for Bank of Botetourt, which was chartered in 1899. Bank of Botetourt operates eight full service offices in Botetourt, Rockbridge, and Roanoke counties.

Information in this press release contains “forward-looking statements.” These statements involve risks and uncertainties that could cause actual results to differ materially including, without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Botetourt Bankshares, Inc.’s recent filings with the Securities and Exchange Commission, included but not limited to its Annual Report on Form 10-KSB and its other periodic reports.

- END OF TEXT. SEE FINANCIAL INFORMATION ON FOLLOWING PAGES.-

Botetourt Bankshares, Inc.

Consolidated Balance Sheets

March 31, 2005 and December 31, 2004

	(Unaudited) March 31, 2005	(Audited) December 31, 2004
Assets
Cash and due from banks	$10,845,308	$5,789,445
Interest-bearing deposits with banks	165,096	194,700
Federal funds sold	—	3,782,000
Investment securities available for sale	23,192,150	23,752,840
Investment securities held to maturity	2,109,664	2,259,662
Restricted equity securities	474,000	439,700
Loans, net of allowance for loan losses of $2,238,373 at March 31, 2005 and $2,131,534 at December 31, 2004	170,718,050	168,955,408
Property and equipment, net	5,769,936	5,795,172
Accrued income	1,111,995	981,683
Foreclosed assets	91,450	50,000
Other assets	1,675,641	1,346,241

Total assets	$216,153,290	$213,346,851

Liabilities and stockholders equity
Liabilities
Noninterest-bearing deposits	$27,878,016	$27,790,202
Interest-bearing deposits	165,710,628	164,857,274

Total deposits	193,588,644	192,647,476
Federal funds purchased	1,573,000	—
Accrued interest payable	413,017	394,572
Other liabilities	622,419	848,630

Total liabilities	196,197,080	193,890,678

Commitments and contingencies	—	—
Stockholders’ equity
Common stock, $1.00 par value, 2,500,000 shares authorized,1,235,668 issued and outstanding at March 31, 2005 and 1,232,745 issued and outstanding at December 31, 2004	1,235,668	1,232,745
Additional paid-in capital	1,419,367	1,361,970
Retained earnings	17,069,767	16,491,678
Accumulated other comprehensive income (loss)	231,408	369,780

Total stockholders’ equity	19,956,210	19,456,173

Total liabilities and stockholders’ equity	$216,153,290	$213,346,851

Botetourt Bankshares, Inc.

Consolidated Statements of Income

For the Three Months ended March 31, 2005 and 2004 (Unaudited)

	Three Months Ended March 31,
	2005 (Unaudited)	2004 (Unaudited)
Interest income
Loans and fees on loans	$3,068,824	$2,607,306
Federal funds sold	4,365	124
Investment securities taxable	130,604	161,504
Investment securities exempt from federal income tax	102,845	99,695
Deposits with banks	1,100	571

Total interest income	3,307,738	2,869,200

Interest expense
Deposits	870,807	792,347
Federal funds purchased	16,332	12,374

Total interest expense	887,139	804,721

Net interest income	2,420,599	2,064,479
Provision for loan losses	125,000	225,000

Net interest income after provision	2,295,599	1,839,479

Non-interest income
Service charges on deposit accounts	138,212	113,536
Net realized gains (losses) on sales of securities	7,198	656
Other income	267,802	153,684

Total non-interest income	413,212	267,876

Non-interest expense
Salaries and employee benefits	931,629	779,962
Occupancy and equipment expense	204,483	166,113
Other expense	505,519	325,688

Total non-interest expense	1,641,631	1,271,763

Income before income taxes	1,067,180	835,592
Income tax expense	316,098	251,772

Net income	$751,082	$583,820

Basic earnings per share	$0.61	$0.47

Diluted earnings per share	$0.61	$0.47

Basic weighted average shares outstanding	1,235,367	1,232,345

Diluted average shares outstanding	1,236,200	1,232,849